Exhibit 32

CERTIFICATION

In connection with this report of Hipcricket, Inc. (the “Company”) on Form 10-Q for the quarter ended August 31, 2014 (the “Report”), I, Todd E. Wilson, Chief Executive Officer (Principal Executive Officer) and Principal Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: October 15, 2014

/s/ Todd E. Wilson
Todd E. Wilson
Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)